Exhibit 10.1
Second Amendment to the
Avery Dennison Corporation
2017 Incentive Award Plan
    This Second Amendment (this “Amendment”) to the Avery Dennison Corporation 2017 Incentive Award Plan (the “Plan”) has been approved by the Talent and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Avery Dennison Corporation (the “Company”) on February 25, 2026 and ratified by the Board on February 26, 2026 (the “Amendment Date”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.
    WHEREAS, the Company maintains the Plan as approved by the Committee and ratified by the Board on February 23, 2017 and further approved by the Company’s stockholders on April 27, 2017;
    WHEREAS, the Plan was amended by the First Amendment to the Plan, which was approved by the Committee on October 24, 2018 and ratified by the Board on October 25, 2018;
    WHEREAS, the Company desires to amend the Plan pursuant to Section 13.1 of the Plan; and
    WHEREAS, this Amendment, together with the Plan (as in effect immediately prior to the Amendment Date), constitutes the entire Plan as amended through the Amendment Date.
NOW, THEREFORE, effective as of the Amendment Date, the Plan is hereby amended as follows:
1.Section 2.48 of the Plan shall be revised in its entirety to read as follows:
2.48 ‘‘Retirement’’ means (a) with respect to an Employee, unless otherwise determined by the Administrator, a Termination of Service with the Company or a Subsidiary by reason of voluntary retirement on or after age 55 with 10 or more years of service; provided that, in no event shall a Termination of Service with the Company or a Subsidiary be deemed a Retirement if the Termination of Service results from (or is in connection with) the Disaffiliation of a Subsidiary by which the Employee is employed or provides services (including, without limitation, as a result of a public offering, spin-off or sale), and (b) with respect to a Non-Employee Director, Termination of Service by reason of voluntary retirement at or after age 75.
2.The change described in Section l above shall only apply to Awards granted after the Amendment Date.
3.Except as set forth in this Amendment, the Plan (as in effect prior to the Amendment Date) shall remain in full force and effect on and following the Amendment Date.
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This Amendment has been executed on the Amendment Date.

AVERY DENNISON CORPORATION

/s/ Deon M. Stander
By:     Deon M. Stander
Its:     President and Chief Executive Officer
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